Exhibit 5.1

[LETTERHEAD OF HUSCH BLACKWELL SANDERS LLP]

December 12, 2008

CBL & Associates Properties, Inc.

2030 Hamilton Place Blvd., Suite 500

Chattanooga, Tennessee 37421

Re:	Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We have acted as counsel to CBL & Associates Properties, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3ASR (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on December 12, 2008 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of the following securities of the Company: (i) shares of the Company’s preferred stock, par value $.01 per share (the “Preferred Stock”), in one or more series; (ii) shares of the Company’s common stock, par value $.01 per share (the “Common Stock”); (iii) depositary shares, to be represented by depositary receipts representing fractional interests in the Company’s Preferred Stock (the “Depositary Shares”); (iv) warrants to purchase Common Stock (individually or collectively, the “Warrants”) to be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent to be appointed prior to the issuance of Warrants; and (v) units consisting of two or more types of the foregoing securities (the “Units”), to be issued pursuant to a unit agreement (the “Unit Agreement”). The Preferred Stock, the Common Stock, the Depositary Shares, the Warrants, and the Units are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate and other records and documents as we considered appropriate including, without limitation:

(1)	the Registration Statement;

(2)	the Amended and Restated Certificate of Incorporation of the Company, as presently in effect;

(3)       the Amended and Restated Bylaws of the Company, as presently in effect; and

CHD-492468-2

(4)	certain resolutions of the Board of Directors of the Company adopted at a meeting duly held on November 4, 2008, relating to the registration of the Securities and related matters.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity of the originals of such latter documents, and the enforceability of all documents submitted to us against parties other than the Company. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company without independent verification of their accuracy.

We have also assumed:

(1)	that the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act and comply with all applicable laws;

(2)

that the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement (if such offering or issuance requires the delivery of a prospectus under the Securities Act or pursuant to any other law);

(3)	that a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

(4)

that all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

(5)

that a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(6)	the due execution and delivery by the parties thereto of a deposit agreement relating to Depositary Shares, and each amendment thereof or supplement thereto (the “Deposit Agreement”);

(7)	the due execution and delivery by the parties thereto of a Unit Agreement relating to any offered Units, and each amendment thereof or supplement thereto; and

(8)

that any Securities issuable pursuant to the terms of any Unit Agreement, any shares of Common Stock issuable upon exercise of any Warrant, any shares of Preferred Stock deposited pursuant a Depositary Agreement and any shares of Common Stock issuable upon conversion of any convertible Preferred Stock or being offered or issued will be duly authorized, created and reserved for issuance

CHD-492468-2

pursuant to the terms of such Unit Agreement, or upon such exercise, deposit or conversion.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1.

With respect to shares of any series of Preferred Stock, when (A) the Board of Directors of the Company or, to the extent permitted by Section 141(c) of the General Corporation Law of the State of Delaware, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”), has taken all necessary action to approve the issuance and terms of the Preferred Stock, the terms of the offering thereof and related matters and, including the adoption of a Certificate of Designations relating to such Preferred Stock (the “Certificate”) and the filing of the Certificate with the Secretary of State of the State of Delaware and (B) certificates representing the shares of such Preferred Stock have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board or, in the case of shares issued in “street name,” such shares have been entered on the books of the transfer agent and registrar under the names of the nominal owners and (C) the Company has received payment of the consideration therefor (not less than the par value of the Preferred Stock) in such amount and form as shall have been approved by the Board in connection with the issuance of such Preferred Stock (including upon the issuance of any Preferred Stock in connection with the issuance of Units), then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

2.

With respect to the shares of Common Stock, when both (A) the Board has taken all necessary action to approve the issuance and the terms of the offering thereof and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered (or, in the case of shares issued in “street name,” the shares have been entered on the books of the transfer agent and registrar under the names of the nominal owners) either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, (ii) upon exercise of any Warrant in accordance with the terms of the applicable warrant agreement (the “Warrant Agreement”) as approved by the Board, including, without limitation, payment of the consideration specified in such Warrant Agreement (not less than the par value of the Common Stock), (iii) upon conversion of any convertible Preferred Stock in accordance with the terms of the applicable Certificate as approved by the Board for the consideration approved by the Board (not less than the par value of the Common Stock) or (iv) upon the issuance of any Common Stock in connection with the issuance of Units for the consideration approved by the Board (not less than the par value of the Common Stock), the shares of Common Stock will be validly issued, fully paid and nonassessable.

3.

With respect to the Warrants, when (A) the Board has taken all necessary action to approve the creation, issuance and terms of the offering thereof and related matters, (B) the Warrant Agreement relating to the Warrants has been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the

CHD-492468-2

Company and (C) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement (including any applicable Unit Agreement) approved by the Board upon payment of the consideration therefor provided for therein, the Warrants will be valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws relating to creditors’ rights generally (including, without limitation, fraudulent conveyance laws) or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

4.

With respect to the Depositary Shares, when (A) the Board has taken all necessary action to approve the creation, issuance and terms of the offering thereof and related matters, including without limitation, the due authorization and issuance to the depositary under the Deposit Agreement of the shares of Preferred Stock underlying the Depositary Shares, (B) the Deposit Agreement relating to the Depositary Shares has been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company, and (C) the Depositary Shares and the depositary receipt evidencing the Depositary Shares have been duly executed, registered, sold and delivered at the price and in accordance with the terms set forth in (i) the Registration Statement, (ii) the supplement or supplements to the Prospectus included therein, (iii) the Deposit Agreement, and (iv) the applicable definitive purchase, underwriting or similar agreement (including any applicable Unit Agreement) approved by the Board, upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the depositary receipts evidencing such Depositary Shares, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws relating to creditors’ rights generally (including, without limitation, fraudulent conveyance laws) or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

5.

With respect to any offering of any series of Units, when (A) the Board has taken all necessary action to approve the creation, issuance and terms of the offering thereof and related matters, including without limitation, to fix and determine the terms of the Units and the Securities underlying the Units; (B) the terms of the Units and the Securities constituting part thereof, and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement; (C) the applicable Unit Agreement has been duly executed and delivered; (D) either (i) the Units have been duly executed and authenticated in accordance with the terms of the applicable Unit Agreement and duly delivered to the purchasers thereof or (ii) in the case of Units issued in “street name,” the Units have been entered on the books of the transfer agent and registrar therefor under the names of the nominal owners; and (E) the Company receives the consideration therefore authorized by the Board, the Units will constitute valid and binding obligations of the Company, enforceable against Company in accordance with their terms, except as

CHD-492468-2

enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws relating to creditors’ rights generally (including, without limitation, fraudulent conveyance laws) or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Husch Blackwell Sanders LLP under the caption “Legal Matters” in the Prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

We are members of the Bar of the State of Tennessee and do not purport to be experts in the laws of jurisdictions other than the State of Tennessee, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. This opinion is furnished to you solely for your information in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission. This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Husch Blackwell Sanders LLP

Husch Blackwell Sanders LLP

CHD-492468-2